Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contribution (4)	Free Promotional Slot Play Contribution (5)	Weighted Average Number of Slot Machines (6)
October-10	$755,758,609	$60,317,459	7.98%	$15,079,365	$329,589	6404
November-10	691,407,412	55,592,001	8.04%	13,898,000	311,603	6405
December-10	673,412,991	53,446,202	7.94%	13,361,550	122,657	6404

Fiscal Year 2011	$2,120,579,012	$169,355,662	7.99%	$42,338,915	$763,849

October-09	$768,078,407	$62,937,640	8.19%	$15,734,410	$237,283	6731
November-09	732,239,610	59,591,500	8.14%	14,897,875	54,875	6709
December-09	698,178,971	57,061,045	8.17%	14,265,261	81,881	6715
January-10	766,716,520	61,762,140	8.06%	15,440,535	143,994	6582
February-10	718,641,758	58,025,964	8.07%	14,506,491	609,609	6394
March-10	786,151,501	63,680,971	8.10%	15,920,243	257,029	6305
April-10	785,534,350	63,731,782	8.11%	15,932,946	467,023	6342
May-10	792,957,393	65,021,485	8.20%	16,255,371	231,844	6405
June-10	748,692,700	59,599,534	7.96%	14,899,883	443,790	6405
July-10	892,278,212	70,322,144	7.88%	17,580,536	474,167	6405
August-10	856,152,310	67,032,990	7.83%	16,758,248	534,714	6405
September-10	732,998,359	57,625,280	7.86%	14,406,320	361,516	6404

Fiscal Year 2010	$9,278,620,091	$746,392,475	8.04%	$186,598,119	$3,897,725

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Slot Win Contribution” is defined as the portion of gross slot win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of gross slot win, or (b) the greater of (i) 25% of gross slot win or (ii) $80.0 million.
(5)	“Free Promotional Slot Play Contribution” is defined as the portion of free promotional slot plays that must be paid to the State of Connecticut on a monthly basis. The contribution is 25% of the value of free promotional slot plays exceeding 5.5% of gross slot win.
(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.